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                                PROMISSORY NOTE

$250,000                                                          June 25, 1998


         FOR VALUE RECEIVED, the undersigned G. Walter Stuelpe, Jr. (the "Executive"), hereby promises to pay to the order of APCOA, Inc., a Delaware corporation (the "Company"), or to the legal holder of this Note at the time of payment, the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000) (the "Loan") and the interest thereon in lawful money of the Untied States of America. All principal and interest on this Note will be due and payable on the third anniversary of the Loan Origination Date (as defined below).

         This Note evidences a loan made by the Company to the Executive.

         This Note is subject to the following further terms and conditions:

         Section 1. Payment and Prepayment. (a) The term of this Note shall be three years commencing on June 25, 1998 (the "Loan Origination Date"). The principal amount of this Note and any accrued interest thereon shall be payable in three equal installments in cash on each of the first, second and third anniversaries of the Loan Origination Date (each such anniversary referred to herein as the "Annual Payment Date"); provided, however, that the Executive remains in the continual employment of the Company as of each Annual Payment Date, one-third of the principal balance of the Loan and the interest accrued thereon (as of such Annual Payment Date) shall be forgiven by the Company, such forgiven amount shall be treated as additional compensation to the Executive in the year of such forgiveness and the Executive shall be made whole for all federal, state and local income tax consequences of any such forgiveness prior to the end of the calendar year in which such forgiveness occurs.

         (b) In the event the Executive's employment is terminated for Cause (as defined in the employment agreement between the Company and the Executive dated as of December 12, 1994 (the "Employment Agreement")) or the Executive terminates his employment voluntarily, the Executive shall be obligated to repay in full the remaining outstanding principal balance of the Loan and any accrued and unpaid interest thereon within thirty (30) days of the effective date of such termination of employment (the "Date of Termination") provided, however, that if the Date of Termination does not coincide with an Annual Payment Date, the repayment of the principal balance of the Loan and the accrued interest thereon for the year of termination shall be pro-rated in respect to the portion of such short-year that commences on the Date of Termination and ends on the next following Annual Payment Date, and the portion of the pro-rated principal balance of the Loan and the interest thereon with respect to the period commencing on the Annual Payment Date prior to the Date of Termination and ending on the Date of Termination shall be forgiven, and the Company shall, prior to the end of the calendar year in which the Date of Termination occurs, make the Executive whole for any federal, state and local income tax consequences to the Executive with respect to such forgiven amount. In the event the Executive's employment is terminated without Cause, including a termination on account of death or Disability (as defined in the Employment Agreement), the remaining outstanding principal balance of the Loan and any accrued and unpaid interest thereon shall be forgiven in full, and prior to the end of the calendar year in which such forgiveness occurs, the Company shall make the Executive whole for any federal, state and local income tax consequences to the Executive with respect to such forgiven amount.

         (c) All payments and prepayments of the principal and interest of, and all fees, expenses and other amounts owing in respect of, this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Executive in writing). The Executive may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Upon final payment or forgiveness of the principal and interest of, and all fees, expenses and other amounts owing in respect of, this Note it shall be surrendered for cancellation.


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         Section 2. Interest. The Loan shall bear interest at the Applicable
Federal Rate on the Loan Origination Date ( %) compounded annually. Except as set forth in Section 1(b) hereof, accrued interest on the unpaid principal balance of this Note shall be payable in arrears on each of the Annual Payment Dates. If any amount of principal or interest of the Loan is not paid when due, the default interest rate shall be the rate set forth in the first sentence of this Section 2 plus two percent (2%).

         Section 3.        Miscellaneous.

         (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

         (c) No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

         (d) The Executive agrees that the Executive will pay the Company the amount of any and all costs and expenses, including all reasonable fees and expenses of counsel, incurred in connection with the exercise or enforcement of any of the Company's rights under this Note and the failure of the Executive to perform or observe any of the provisions of this Note. Any such amounts as provided under this paragraph (d), will be added to the obligations of the Executive under this Note.

         (e) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

         (f) This Note shall be assignable without the prior written consent of the Company.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Executive as of the date first written above.


                                          /s/
                                        --------------------------------------
                                                 G. Walter Stuelpe, Jr.

Witness:



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